UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535 (1933 Act)	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On March 13, 2013, Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) filed a Current Report on Form 8-K disclosing a potential indirect change in control of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, the Company’s advisor, and of Cole Capital Corporation, the Company’s dealer manager. On April 5, 2013, Cole Credit Property Trust III, Inc. (“CCPT III”) acquired Cole Holdings Corporation (“Cole Holdings”) pursuant to a transaction whereby Cole Holdings merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole, the Company’s chairman of the board, chief executive officer and president. Cole Holdings was also an affiliate of the Company’s sponsor, the parent company and indirect owner of the Company’s advisor, and was the indirect owner of the Company’s dealer manager. As a result of the merger, the Company’s advisor and dealer manager are wholly-owned by CREI.  Also in connection with the merger, the property management services previously performed for the Company by Cole Realty Advisors, Inc. have been assigned to CREI Advisors, LLC, a wholly-owned subsidiary of CREI. Despite the indirect change in control of the Company’s advisor and dealer manager, and the assignment of these property management services to CREI Advisors, LLC, the Company expects that the advisory, dealer manager and property management services it receives will continue without any merger related changes in personnel or service procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer